Exhibit 23.2




                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


We consent to the incorporation by reference in Valhi, Inc.'s Registration Statement on Form S-8 pertaining to the Valhi, Inc. Long-term Incentive Plan of our reports dated March 13, 1998 with respect to the consolidated financial statements and financial statement schedules of Valhi, Inc. and Subsidiaries included in its Annual Report on Form 10-K for the year ended December 31, 1997.




                                      COOPERS & LYBRAND L.L.P.


Dallas, Texas
March 20, 1998